Exhibit 99.2

8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182 (703) 918-2420 http://www.arielway.com	Investor Relations Contact Information Arne Dunhem Phone: (703) 624-8042 E-mail: info@arielway.com

Ariel Way, Inc. Closes Acquisition of Syrei Holding UK Ltd

Vienna, VA, February 21, 2008 – Ariel Way, Inc. (OTCBB: AWYI) announced today that the Company on February 20, 2008 completed the First Closing to acquire Syrei Holding UK Ltd, a UK and Sweden based telecom-consulting firm comprised of senior specialists and experts in the evolving global telecommunications market (www.syrei.com). The transaction agreement will separately be filed with SEC.

Arne Dunhem, Ariel Way CEO, said, "I am very pleased with the First Closing of the Syrei transaction. To consolidate Syrei’s operation with us is a significant step in our plan of building Ariel Way into a significant media player, both in the US and also overseas. It is also critical for continuing to build strong shareholder value. I am also very pleased and honored to work with Syrei CEO Thomas Strangert’s team of highly skilled technical experts. They have over ten years successfully been providing and will continue to provide services worldwide to major corporations and telecom operators. They will also add global expertise to our strategy of building a state-of-the-art highly secure Digital Signage Network and will have primary focus on markets in Europe and Asia."

Thomas Strangert, CEO of Syrei, said, "We are very pleased with the First Closing with Ariel Way and we believe we can support in growing Ariel Way to a strong player in the media field. We are looking forward to working with Ariel Way’s Digital Signage activities in Europe and Asia in addition to continue to expand our current customer base on a worldwide basis.”

Syrei, founded in 1997, is a telecom-consulting firm operating out of the UK and Sweden comprised of senior specialists and experts in the evolving global telecommunications market. Syrei's management and technical experts have successfully delivered professional services to value added service providers, telecom equipment manufactures and operators in more than 40 countries around the world. Syrei is a complete solution provider and a system integrator that is able to accept the total responsibility of large and complex projects. Syrei’s consultants have been brought in to advise and aid major corporations and telecom operators like Ericsson, Nokia, 3GIS, ABB, Orange, SonyEricsson, Swedbank, Tele2, TeliaSonera, TIM etc.

About Ariel Way, Inc.

Ariel Way, Inc., a Florida corporation (“Ariel Way” or the “Company”), is a technology and services company for highly secure global communications, multimedia and digital signage solutions and technologies. The Company is focused on developing innovative and secure technologies, acquiring and growing profitable advanced technology companies and global communications service providers and creating strategic alliances with companies in complementary product lines and service industries.

More information about Ariel Way can be found on the web at http://www.arielway.com.

Forward-Looking Statements: Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the Company's Form 10-KSB for the fiscal year ended September 30, 2007 for a discussion of such risks, uncertainties and other factors. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future.